CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference into (A) the Registration Statements of Storage USA, Inc. (the "Company") on Forms S-8 (File Nos. 33-80967, 33-93884, 33-93882, 33-86362, 333-29753, 333-29773, 333-70491, and
333-72557) and (B) the Registration Statements of the Company on Forms S-3 (File Nos. 333-10903, 333-4556, 33-80965, 33-98142, 33-93886, 33-91302, 333-25821,
333-21991, 333-31145, 333-44641, 333-53997, 333-60631, 333-67009, 333-67695, and
333-68409) of (1) our report dated February 3, 1999 on our audits of the consolidated financial statements of the Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the Company's 1998 Form 10-K and
(2) our report dated February 3, 1999, on the financial statement schedule of the Company as of December 31, 1998, which report is included on the Company's 1998 Form 10-K.



PricewaterhouseCoopers LLP


Baltimore, Maryland
March 25, 1999